SANFORD C. BERNSTEIN FUND, INC.

ARTICLES OF AMENDMENT

Sanford C. Bernstein Fund, Inc., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940 (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation (the “Charter”) is hereby amended to change the name of certain classes of certain Portfolios (as such term is used in the Charter) of common stock of the Corporation as set forth below:

Current Name of Portfolio/Class	New Name of Portfolio/Class

Short Duration Plus/	Short Duration Plus/
AllianceBernstein Short Duration Class A	AB Short Duration Class A
AllianceBernstein Short Duration Class B	AB Short Duration Class B
AllianceBernstein Short Duration Class C	AB Short Duration Class C
AllianceBernstein Short Duration Class R	AB Short Duration Class R

Diversified Municipal/	Diversified Municipal/
AllianceBernstein Intermediate Diversified Municipal Class A	AB Intermediate Diversified Municipal Class A
AllianceBernstein Intermediate Diversified Municipal Class B	AB Intermediate Diversified Municipal Class B
AllianceBernstein Intermediate Diversified Municipal Class C	AB Intermediate Diversified Municipal Class C

New York Municipal/	New York Municipal/
AllianceBernstein Intermediate New York Municipal Class A	AB Intermediate New York Municipal Class A
AllianceBernstein Intermediate New York Municipal Class B	AB Intermediate New York Municipal Class B
AllianceBernstein Intermediate New York Municipal Class C	AB Intermediate New York Municipal Class C

California Municipal/	California Municipal/
AllianceBernstein Intermediate California Municipal Class A	AB Intermediate California Municipal Class A
AllianceBernstein Intermediate California Municipal Class B	AB Intermediate California Municipal Class B
AllianceBernstein Intermediate California Municipal Class C	AB Intermediate California Municipal Class C

Tax-Managed International/	Tax-Managed International/
AllianceBernstein Tax-Managed International Class A	AB Tax-Managed International Class A
AllianceBernstein Tax-Managed International Class B	AB Tax-Managed International Class B
AllianceBernstein Tax-Managed International Class C	AB Tax-Managed International Class C

International/	International/
AllianceBernstein International Class A	AB International Class A
AllianceBernstein International Class B	AB International Class B
AllianceBernstein International Class C	AB International Class C
AllianceBernstein International Class R	AB International Class R

SECOND: The foregoing amendment to the Charter was approved by a majority of the entire Board of Directors of the Corporation and was limited to a change expressly authorized by Section 2-605(a)(2) of the Maryland General Corporation Law without action by the stockholders.

THIRD: The undersigned officer of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Chief Financial Officer and attested to by its Secretary on this 27th day of January, 2015.

ATTEST:	SANFORD C. BERNSTEIN FUND, INC.

/s/ Emilie D. Wrapp	By:	/s/ Joseph J. Mantineo	(SEAL)
Name: Emilie D. Wrapp	Name:	Joseph J. Mantineo
Title: Secretary	Title:	Chief Financial Officer

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